Flotek Industries Inc.
8846 N. Sam Houston Parkway
Houston, TX 77064

North Sound Management, Inc.
115 East Putnam Avenue
Greenwich, CT 06830
Attn: Mr. Brian Miller
Tel:
Email:

Board Observer
Ladies and Gentlemen:
North Sound Management, Inc. (“North Sound”) is the general partner of North Sound Trading, LP, which is currently the beneficial owner of more than 8% of the outstanding common stock of Flotek Industries, Inc. (the “Issuer”).
In order for North Sound to remain appraised of developments concerning the Issuer and to allow North Sound to continuously monitor its investment in the Issuer, the Issuer hereby agrees that Brian Miller, the President of North Sound, shall have the right to attend meetings of the board of directors of the Issuer (the “Board”), as a non-voting observer (the “Observer”). The Observer shall have the right: (i) to attend in a non-voting capacity any meeting of a Board, whether such meeting is held in person or by electronic communication, and (ii) to receive (concurrently with the members of the Board) all notices, information packages and all other information distributed to the members of the Board. The Observer shall be entitled to attend all meetings by means of electronic communication, even if other directors attend the meeting in person. The Observer shall not have any voting rights and shall not be subject to any fiduciary duties applicable to the directors of the Issuer, and shall owe his/her duties solely to North Sound and its affiliates; provided that the Observer shall be bound by the terms of this letter agreement.
The Observer shall also be entitled to receive (i) copies of any action proposed to be taken by consent in lieu of a meeting of the Board, and (ii) any materials or other information provided to the Board in connection therewith, concurrently with the delivery of such consent and materials to the members of the Board. Notice that action has been taken by such consent shall be given to the Observer promptly following the taking of such action.
Notwithstanding anything to the contrary contained herein, the Issuer shall have the right to withhold from the Observer written materials and other information, including portions of the minutes of meetings of the Board, and exclude the Observer from any meeting of the Board, if the Board determines, in its sole discretion, that the Observer’s access to such information (i) could jeopardize an attorney-client privilege, (ii) result in (a) a material breach by the Issuer of its obligations under any agreement, arrangement or understanding or (b) a violation of any applicable law or (iii) is necessary or appropriate in furtherance of discharging the Board’s fiduciary duties; provided that such withholding or exclusion shall be to the minimum extent necessary to protect the Issuer from the effects described in clauses (i) and

(ii) above. In addition, if the Board is considering any transaction in which North Sound or any of its affiliates has an interest or is considering the role of the Observer or North Sound directly, then the Issuer may withhold from the Observer written materials and other information relating to such transaction and the Observer shall excuse himself/herself from any portion of a meeting of the Board in which such transaction is discussed. The Observer shall also be entitled to excuse himself from all or any part of any meeting of the Board, and from receiving any written materials, in his sole discretion, and such excusal shall not prejudice the Observer’s right to return to the meeting in question or any other meeting or to receive other materials. Notwithstanding the foregoing, (i) the Observer shall receive notice promptly in advance of any meeting of the Board that the Observer is wholly or partially excluded from, and (ii) any written materials and other information, including portions of the minutes of a meeting of a Board that are withheld from the Observer, shall specifically and solely relate to the information that the Observer is excluded from and not any other information.
For a period of one year from the date of execution of this letter, North Sound shall not, and shall cause its affiliates not to, in any manner, singly or as part of a partnership, limited partnership, syndicate or other "Group" (within the meaning of Section 13(d)(3) of the Exchange Act), directly or indirectly, acquire, or offer or agree to acquire, record ownership or beneficial ownership in the aggregate greater than 9.9% of the shares of capital stock of the Issuer.
Except with the prior written consent of the Issuer and except as otherwise required by law, North Sound shall, and shall cause each of its affiliates and the Observer to (a) hold in strict confidence and trust all information relating to the Issuer, its affiliates or their respective assets or operations that is provided to the Observer pursuant to the terms of this letter agreement (the “Confidential Information”), (b) not release or disclose in any manner whatsoever to any other Person any Confidential Information, (c) use the Confidential Information solely in connection with its Observer rights hereunder and not for any other purpose and (d) not use any Confidential Information in violation of any applicable laws, including, without limitation, any applicable U.S. federal or state securities laws; provided that (i) the foregoing provisions shall not apply to any disclosure, to the extent reasonably required, of those of North Sound’s auditors, attorneys and other representatives who agree to be bound by the confidentiality provisions of this agreement (ii) the foregoing provisions shall not apply where North Sound or any of its affiliates or the Observer is compelled to disclose Confidential Information by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of law (provided that, if legally permissible, prior notice of such disclosure is given to the Issuer so that the Issuer may take action, at its sole expense, to prevent such disclosure and any such disclosure is limited to only that portion of the Confidential Information which such Person is compelled to disclose), and (iii) the term “Confidential Information” shall not include information (A) which is or becomes generally available to the public other than as a result of disclosure of such information by North Sound, any of its affiliates or the Observer or (B) becomes available to the recipient of such information on a non-confidential basis from a source which is not bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation which prohibits disclosure of such information to the other parties hereto. North Sound agrees that as a condition to the granting of the rights contained herein, if requested by the Issuer, North Sound shall cause the Observer to execute a separate confidentiality and non-disclosure agreement in form and substance reasonably acceptable to North Sound and consistent with the terms hereof. North Sound shall be liable under this letter agreement for any disclosure in violation of this letter agreement by North Sound’s or its affiliate’s directors, officers or employees, its representatives or the Observer.
North Sound hereby agrees that at any time, upon the written request of the Issuer, it will deliver to the Issuer or take all reasonable efforts to destroy any and all Confidential Information that has been previously provided to North Sound, any of its affiliates or the Observer, except for backup copies maintained in the ordinary course of operation of North Sound’s computer system and one copy that may be retained for North Sound’s records. Notwithstanding any such return, destruction or retention of the Confidential Information, North Sound will continue to be bound by the confidentiality restrictions set forth herein and other obligations hereunder for the term specified herein.
This letter agreement shall continue in effect until the earliest of (i) the date on which North Sound publicly discloses that is has ceased to directly or indirectly beneficially own at least 8% of the Issuer’s outstanding common stock and (ii) the time that North Sound delivers a notice to the Issuer terminating this letter agreement. All rights and obligations of the parties hereunder shall terminate concurrently with the termination of this letter agreement, except for the confidentiality restrictions set forth herein, which shall survive for a period of 12 months from the date of termination of this letter agreement.
This letter agreement and the rights and obligations hereunder may not be directly or indirectly assigned by North Sound without the prior written consent of the Issuer and any purported or attempted assignment without such consent shall be void and of no force and effect.
This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. This letter agreement shall be governed by, and interpreted under, the laws of the state of Delaware.
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IN WITNESS WHEREOF, the parties hereto have executed this letter agreement as of December 2, 2020.

FLOTEK INDUSTRIES, INC.

By	/s/ John W. Gibson, Jr.
Name: John W. Gibson, Jr.
Title: President, Chief Executive Officer & Chairman

NORTH SOUND MANAGEMENT, INC.

By	/s/ Brian Miller
Name: Brian Miller
Title: President

[Signature Page to Board Observer Letter Agreement]